UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2026

Fulcrum Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38978	47-4839948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Landsdowne Street
Cambridge, Massachusetts		02139
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 651-8851

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	FULC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On May 31, 2026, the board of directors of Fulcrum Therapeutics, Inc., or Fulcrum, approved a restructuring plan to significantly reduce Fulcrum’s operating expenses and preserve capital following the discontinuation of development of pociredir for the treatment of sickle cell disease, or SCD.

The restructuring plan will reduce Fulcrum’s workforce by approximately 85%, from 57 full-time employees to 9 full-time employees, and is expected to be substantially completed during the second quarter of 2026.

Fulcrum expects to incur aggregate charges of approximately $4.2 million in connection with the restructuring plan, consisting primarily of employee severance, employee benefits and related costs. Fulcrum communicated the workforce reduction on June 4, 2026, and expects that substantially all of these charges will result in future cash expenditures and will be incurred during the second quarter of 2026.

The estimates described above are subject to a number of assumptions and actual results may differ materially from the estimates. Fulcrum may also incur additional charges or cash expenditures not currently contemplated due to events that may occur as the restructuring plan is implemented.

Item 8.01 Other Events.

As previously disclosed, Fulcrum has initiated a comprehensive review of strategic alternatives intended to maximize stockholder value.

In connection with this process, Fulcrum has engaged Leerink Partners LLC as its financial advisor to assist the Board of Directors in reviewing potential strategic alternatives, including, but not limited to, a merger, acquisition, business combination, sale or licensing of assets, or other strategic transaction involving the company or its assets.

Fulcrum has not set a timeline for the completion of this review and does not intend to provide further updates unless and until the Board of Directors has approved a course of action, the review process is concluded, or other disclosure is otherwise determined to be appropriate.

There can be no assurance that the strategic review process will result in any transaction or other strategic outcome. Fulcrum has not established a timetable for completion of this review and does not intend to provide further updates and until its Board of Directors has approved a course of action, the review process is concluded, or disclosure is otherwise determined to be appropriate.

Forward-Looking Statements

This current report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties, including express or implied statements regarding the effects of the discontinuation of pociredir in SCD; the effects and outcome of the strategic review and ability to maximize stockholder value; the restructuring plan and ability to reduce operating expenses and preserve capital; among others. All statements, other than statements of historical facts, contained in this current report are forward-looking statements, including express or implied statements regarding Fulcrum’s strategy, future operations, future financial position, prospects, plans and objectives of management. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with Fulcrum’s decision to discontinue development of pociredir for SCD; the strategic review process, including identifying and executing one or more transactions that maximize stockholder value; implementing a restructuring and workforce reduction; as well as other more general risks associated with obtaining, maintaining or protecting intellectual property rights related to its product candidates and managing risks associated therewith; and managing expenses; among others. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Fulcrum’s actual results to differ from those contained in the forward-looking statements, see the “Risk Factors” section, as well as discussions of potential risks, uncertainties, and other important factors, in Fulcrum’s most recent filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this current report on Form 8-K represent Fulcrum’s views as of the date hereof and should not be relied upon as representing Fulcrum’s views as of any date subsequent to the date hereof. Fulcrum anticipates that subsequent events and developments will cause Fulcrum’s views to change. However, while Fulcrum may elect to update these forward-looking statements at some point in the future, Fulcrum specifically disclaims any obligation to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FULCRUM THERAPEUTICS, INC.

Date:	June 4, 2026	By:	/s/ Alex C. Sapir
Name: Alex C. Sapir Title: President and Chief Executive Officer